UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 27, 2009
(Date of earliest event reported: October 20, 2009)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

990 Highland Drive Suite 206
Solana Beach, California, 92075
(Address of principal executive offices, zip code)

(858) 720-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 20, 2009 the Registrant concluded the sale of 450,000 shares of common stock of its investment in 11 Good Energy, Inc. for $450,000 in cash to Frederick C. Berndt, a former director of Registrant.  As a result of this sale, Registrant will recognize a gain of $346,500 for financial purposes in the fourth quarter of 2009. After this sale, Registrant will continue to own 50,000 shares of 11 Good Energy, Inc.  While there was no executed written contract between the parties governing this transaction, the purchaser previously had been granted an option to purchase from the Registrant all of its 500,000 shares of common stock of 11 Good Energy, Inc. at $1.00 per share, which option expired on September 21, 2009.

Item 2.06.  Material Impairments

Based on revised production results and reserve calculations on its Wyoming Qualmay #12-42 well Registrant has determined that the well will not produce sufficient hydrocarbons to recover its investment and therefore will record an  oil and gas impairment in the quarter ending September 30, 2009 of $316,530.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation
Date: October 27, 2009	By:	/s/ E. Jamie Schloss E. Jamie Schloss, Chief Executive Officer

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